Newkirk Realty Trust, Inc.

AT THE COMPANY

Carolyn Tiffany
Chief Operating Officer
(617) 570-4680

                           NEWKIRK REALTY TRUST, INC.
                   ANNOUNCES SPECIAL STOCKHOLDER MEETING DATE

Boston, MA - October 18, 2006 - Newkirk Realty Trust, Inc. ("Newkirk") (NYSE:NKT), a real estate investment trust, today announced that the special stockholder meeting to consider a proposal to approve the merger of Newkirk with and into Lexington Corporate Properties Trust ("Lexington") and related matters will be held on November 20, 2006 at 10:00 a.m., eastern time, at the New York offices of Katten Muchin Rosenman LLP, located at 575 Madison Avenue, New York, New York 10022. Newkirk's Board of Directors fixed the close of business on October 13, 2006 as the record date for determining stockholders entitled to vote at the special meeting. A joint proxy statement/prospectus containing information about the special meeting and the merger is being mailed to stockholders. Stockholders are urged to read the joint proxy statement/prospectus.

Newkirk Realty Trust, Inc. is a qualified real estate investment trust or REIT. Through its subsidiaries and joint ventures, Newkirk acquires, owns, and manages a portfolio of office, retail, and industrial properties. Newkirk also originates and acquires loans secured by real estate and invest in other real estate-related assets. Newkirk's executive offices are located in Jericho, New York and Boston, Massachusetts. Please visit Newkirk's web site at www.newkirkreit.com for additional information relating to its properties and tenants.

Additional Information and Where to Find It

On July 23, 2006, Lexington and Newkirk entered into an agreement and plan of merger (the "Merger Agreement") that provides for the merger of Newkirk with and into Lexington. Lexington and Newkirk filed with the Securities and Exchange Commission a registration statement on Form S-4 that contains a joint proxy statement/prospectus and other documents regarding the transactions provided for in the Merger Agreement. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS OF LEXINGTON AND NEWKIRK BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT LEXINGTON AND NEWKIRK AND THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus, and other documents filed by Lexington and Newkirk with the SEC at the SEC's website at http://www.sec.gov. The joint proxy statement/prospectus and other relevant documents may also be obtained free of charge from Newkirk or Lexington by directing such request to: Newkirk Realty Trust, Inc., 7 Bulfinch Place, Suite 500, Boston, MA 02114-9507, 617-570-4680,
Attention: Beverly Bergman or Lexington Corporate Properties Trust, One Penn Plaza - Suite 4015, New York, NY 10119, 212-692-7200, Attention: Joseph S. Bonventre. Investors and security holders are urged to read the joint proxy statement/prospectus and other relevant material before making any voting or investment decisions with respect to the proposed merger.

LEXINGTON CORPORATE PROPERTIES TRUST
ADD 2

Lexington, Newkirk and their respective trustees/directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Lexington and stockholders of Newkirk in connection with the proposed merger. Information about Lexington, Newkirk and their respective trustees/directors and executive officers, is set forth in the respective annual proxy statements and Annual Reports on Form 10-K for Lexington and Newkirk, which can be found on the SEC's website at http://www.sec.gov. Additional information regarding the interests of those persons may be obtained by reading the joint proxy statement/prospectus. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: With the exception of the historical information contained in this news release, the matters described herein contain "forward-looking" statements that involve risk and uncertainties that may individually or collectively impact the matters herein described. These are detailed from time to time in the "Risk Factors" section of the Company's SEC reports including the annual report on Form 10-K for the year ended December 31, 2005. Further information relating to the Company's financial position, results of operations, and investor information is contained in our annual and quarterly reports filed with the SEC and available for download at our website www.newkirkreit.com or at the SEC website www.sec.gov.